EX-99.1

SHOE CARNIVAL REPORTS FOURTH QUARTER AND FISCAL YEAR 2019 FINANCIAL RESULTS

Fiscal 2019 Record Net Sales and Earnings Exceed Company Expectations

Reports Fourth Quarter Comparable Store Sales Increase of 3.2 Percent

Declares Quarterly Cash Dividend

FOR IMMEDIATE RELEASE

Evansville, Indiana, March 25, 2020 - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”), a leading retailer of moderately priced footwear and accessories, today reported results for the fourth quarter and fiscal year ended February 1, 2020.

Fourth Quarter and Fiscal Year 2019 Highlights

•	Net sales of $239.9 million for the quarter and record sales of $1.037 billion for the fiscal year

•	Net income of $3.5 million for the quarter and record net income of $42.9 million for the fiscal year

•	Record earnings per diluted share of $2.92 for the fiscal year

•	Comparable store sales increased 3.2 percent for the quarter and 1.9 percent for the fiscal year

•	Cash and cash equivalents of $61.9 million with no outstanding debt as of February 1, 2020

•

Repurchased 1.1 million shares of common stock at a total cost of $37.8 million under the Company’s share repurchase programs during the fiscal year and paid $5.7 million in quarterly cash dividends during the fiscal year

“2019 was another record year for Shoe Carnival, as we exceeded our sales and earnings expectations, while extending our leadership position in the family footwear segment. In addition, we delivered the eleventh consecutive year of comparable same store sales growth, driven in large part by strong performance in non-athletic footwear and accessories,” commented Cliff Sifford, Shoe Carnival’s Vice Chairman and Chief Executive Officer.

“Last week, we made the difficult decision to close our stores until April 2, 2020. As the COVID-19 pandemic upends our daily lives, the health and safety of our employees, our customers, and our communities are our primary concern. For now we continue to serve our loyal customers through our website, www.shoecarnival.com, and our mobile app,” continued Sifford. “From a corporate standpoint, our strong balance sheet and prudent expense management provides us the financial flexibility to keep our steady footing during this challenging economic time. In addition, our long-standing vendor relationships and proven history of good inventory management enables us to remain agile. These are both critical attributes in a dynamic environment. As we look forward, we believe our customer-centric culture and strategic investments to enhance our customers’ experience, leverage technology, and ultimately, drive overall traffic will position Shoe Carnival for long-term growth and value creation for our shareholders.”

Fourth Quarter Financial Results

The Company reported net sales of $239.9 million for the fourth quarter of fiscal 2019, a 2.2 percent increase compared to net sales of $234.7 million for the fourth quarter of fiscal 2018. Comparable store sales increased 3.2 percent for the fourth quarter of fiscal 2019.

Gross profit margin for the fourth quarter of fiscal 2019 increased to 29.1 percent compared to 28.4 percent in the fourth quarter of fiscal 2018. Merchandise margin increased 0.7 percent and buying, distribution and occupancy expenses remained flat as a percentage of net sales compared to the fourth quarter of fiscal 2018.

Selling, general and administrative expenses for the fourth quarter decreased slightly to $65.1 million compared to the fourth quarter of fiscal 2018. As a percentage of net sales, these expenses decreased to 27.1 percent compared to 27.8 percent in the fourth quarter of fiscal 2018.

Net income for the fourth quarter of fiscal 2019 was $3.5 million, or $0.24 per diluted share. For the fourth quarter of fiscal 2018, the Company reported net income of $1.4 million, or $0.09 per diluted share.

Fiscal Year 2019 Financial Results

Net sales during fiscal 2019 increased $6.9 million to a record $1.037 billion. Comparable store sales for fiscal 2019 increased 1.9 percent. Net income for fiscal 2019 was $42.9 million, or $2.92 per diluted share, compared to net income of $38.1 million, or $2.45 per diluted share, in fiscal 2018. Included in fiscal 2019 earnings was a tax benefit in connection with the vesting of equity-based compensation of approximately $1.9 million, or $0.13 per diluted share, that was recorded in the first quarter.

Gross profit margin for fiscal 2019 was 30.1 percent compared to 30.0 percent in fiscal 2018. Selling, general and administrative expenses for fiscal 2019 decreased $1.6 million to $257.7 million. As a percentage of net sales, these expenses decreased to 24.9 percent compared to 25.2 percent in fiscal 2018. The decrease in selling, general and administrative expenses is primarily attributable to above target incentive and equity compensation earned in fiscal 2018.

Store Openings and Closings

The Company opened one store and closed six stores during fiscal 2019 compared to three store openings and 14 store closings in fiscal 2018.

Store openings and closings by quarter for the fiscal year were as follows:

	New Stores	Store Closings
First quarter 2019	0	2
Second quarter 2019	0	2
Third quarter 2019	1	1
Fourth quarter 2019	0	1
Fiscal year 2019	1	6

Share Repurchase Program

For the fiscal year ended February 1, 2020, the Company repurchased approximately 1.1 million shares of its common stock, at an average price of $33.81 per share, for a total cost of $37.8 million. As of

February 1, 2020, the Company had purchased approximately 184,000 shares at an aggregate cost of $6.9 million under the new share repurchase program and had $43.1 million available for future repurchases. The Company does not anticipate repurchasing any shares in fiscal 2020 but will continue to reevaluate further share repurchases on an ongoing basis.

Fiscal 2020 Earnings Outlook

The Company is not providing guidance for fiscal year 2020 due to the uncertainty caused by COVID-19.

Conference Call

Today, at 4:30 p.m. Eastern Time, the Company will host a conference call to discuss the fourth quarter and fiscal 2019 results. Participants can listen to the live webcast of the call by visiting Shoe Carnival's Investors webpage at www.shoecarnival.com. While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors. A replay of the webcast will be available on the Company’s website beginning approximately two hours after the conclusion of the conference call and will be archived for one year.

First Quarter Fiscal 2020 Cash Dividend

The Company announced today that its Board of Directors has approved the payment of a quarterly cash dividend. The quarterly cash dividend of $0.085 per share will be paid on April 20, 2020 to shareholders of record as of the close of business on April 6, 2020.

Future declarations of dividends are subject to approval of the Board of Directors and will depend on the Company's results of operations, financial condition, business conditions and other factors deemed relevant by the Board of Directors.

Record Date and Date of Annual Shareholder Meeting

The Company also announced that April 10, 2020, has been set as the shareholder of record date and the Annual Meeting of Shareholders will be held on June 11, 2020.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of March 25, 2020, the Company operates 392 stores in 35 states and Puerto Rico, and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The Nasdaq Stock Market, LLC under the symbol SCVL. Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Contact Information

Cliff Sifford

Vice Chairman and Chief Executive Officer, or

W. Kerry Jackson

Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer

7500 East Columbia Street

Evansville, IN 47715

www.shoecarnival.com

(812) 867-6471

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties, including, but not limited to, statements regarding the timing of the temporary closure of our stores and other statements regarding the impact of COVID-19 on our operations. A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: the duration and spread of the COVID-19 outbreak, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on the operations of our stores, economic conditions, financial market volatility, consumer spending and our supply chain and distribution processes; general economic conditions in the areas of the continental United States in which our stores are located and the impact of the ongoing economic crisis in Puerto Rico on sales at, and cash flows of, our stores located in Puerto Rico; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; our ability to successfully navigate the increasing use of online retailers for fashion purchases and the impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where our stores are located and its impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce website and to successfully grow our e-commerce sales; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; our ability to control costs and meet our labor needs in a rising wage environment; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of natural disasters, other public health crises, political crises and other catastrophic events on our stores and our suppliers, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cyber-security breach; our ability to manage our third-party vendor relationships; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; the impact of regulatory changes in the United States and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; and future stock repurchases under our stock repurchase program and future dividend payments; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,”

“may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

Financial Tables Follow

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Thirteen	Thirteen	Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Net sales	$239,875	$234,658	$1,036,551	$1,029,650
Cost of sales (including buying, distribution and occupancy costs)	169,975	167,992	724,682	720,658
Gross profit	69,900	66,666	311,869	308,992
Selling, general and administrative expenses	65,123	65,169	257,660	259,232
Operating income	4,777	1,497	54,209	49,760
Interest income	(150)	(355)	(730)	(747)
Interest expense	36	37	191	150
Income before income taxes	4,891	1,815	54,748	50,357
Income tax expense	1,408	456	11,834	12,222
Net income	$3,483	$1,359	$42,914	$38,135
Net income per share:
Basic	$0.25	$0.09	$2.97	$2.51
Diluted	$0.24	$0.09	$2.92	$2.45
Weighted average shares:
Basic	14,076	14,598	14,427	15,111
Diluted	14,311	15,421	14,686	15,499

Cash dividends declared per share	$0.085	$0.080	$0.335	$0.315

Financial Note:

Per share amounts are computed independently for each quarter of the fiscal year.  The sum of the quarters may not equal the total year due to the impact of changes in weighted shares outstanding and differing applications of earnings under the two-class method.

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	February 1, 2020	February 2, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$61,899	$67,021
Accounts receivable	2,724	1,219
Merchandise inventories	259,495	257,539
Other	5,529	11,534
Total Current Assets	329,647	337,313
Property and equipment – net	67,781	70,605
Deferred income taxes	7,833	9,622
Other noncurrent assets	8,106	459
Operating lease right-of-use assets	215,007	0
Total Assets	$628,374	$417,999

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$60,665	$48,715
Accrued and other liabilities	18,695	22,069
Current portion of operating lease liabilities	43,146	0
Total Current Liabilities	122,506	70,784
Long-term portion of operating lease liabilities	194,108	0
Deferred lease incentives	0	22,171
Accrued rent	0	8,436
Deferred compensation	13,345	12,108
Other	1,052	67
Total Liabilities	331,011	113,566
Total Shareholders’ Equity	297,363	304,433
Total Liabilities and Shareholders’ Equity	$628,374	$417,999

SHOE CARNIVAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

(Unaudited)

	Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended
	February 1, 2020	February 2, 2019
Cash Flows From Operating Activities
Net income	$42,914	$38,135
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,950	21,843
Stock-based compensation	6,486	10,162
Loss (gain) on retirement and impairment of assets, net	1,503	(1,264)
Deferred income taxes	2,619	(1,440)
Non-cash operating lease expense	42,322	0
Lease incentives	0	634
Other	1,236	(8,650)
Changes in operating assets and liabilities:
Accounts receivable	(1,505)	3,905
Merchandise inventories	(1,956)	2,961
Operating lease liabilities	(45,933)	0
Accounts payable and accrued liabilities	9,468	12,688
Other	(7,158)	(4,833)
Net cash provided by operating activities	66,946	74,141

Cash Flows From Investing Activities
Purchases of property and equipment	(18,501)	(7,413)
Other proceeds	750	2,998
Net cash used in investing activities	(17,751)	(4,415)

Cash Flow From Financing Activities
Borrowings under line of credit	20,000	0
Payments on line of credit	(20,000)	0
Proceeds from issuance of stock	182	177
Dividends paid	(5,671)	(4,763)
Purchase of common stock for treasury	(37,768)	(46,046)
Shares surrendered by employees to pay taxes on restricted stock	(11,060)	(327)
Net cash used in financing activities	(54,317)	(50,959)
Net (decrease) increase in cash and cash equivalents	(5,122)	18,767
Cash and cash equivalents at beginning of year	67,021	48,254
Cash and Cash Equivalents at End of Year	$61,899	$67,021